UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☒	Soliciting Material Pursuant to §240.14a-12

    OSI Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

    Astellas Pharma Inc., Astellas US Holding, Inc., Ruby Acquisition, Inc.

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On March 1, 2010, Astellas Pharma Inc. distributed the following materials to its employees:

Email message to all VPs and Above + Affiliate Heads

Dear Colleagues,

I wanted to let you know that today Astellas Pharma Inc. announced that we will offer to acquire all outstanding shares of common stock of OSI Pharmaceuticals for $52 per share, payable in cash. With a leading cancer product, Tarceva (erlotinib), already on the market and several prospective new oncology compounds in OSI’s pipeline, Astellas’ acquisition of this biotechnology company will support our growth strategy of becoming a Global Category Leader in oncology.

Astellas’ scale and financial strength will allow the combined company to realize the value of OSI’s current product pipeline as well as continue the necessary funding of its discovery engine. By adding Astellas’ strong business operations and experience in the development and sales of new products we will enable the combined company to accelerate their development and commercialization.

For the past 13 months, we have diligently tried to engage OSI’s management in meaningful merger negotiations. We hope that OSI’s Board and CEO will recognize the attractiveness of our offer.

As you can imagine, there are many steps along the path we have announced today and any speculation as to specific plans for the integration of such an organization would be premature. I can tell you, however, that consistent with our prior acquisitions; we expect to integrate the strengths of OSI’s business and employees into our operations to create a world-class oncology business.

In April we will celebrate the 5th anniversary of Astellas. Even in this short period of time, we have built a world-class organization committed to supporting our mission of improving the health of people around the world. I am counting on your continued leadership to drive our organization toward achieving VISION 2015.

I will keep you informed of relevant developments as appropriate and all announcements will be posted on Astellas’ InSite intranet site. In the meantime, please forward all inquiries from media or the investment community to Maribeth Landwehr in Corporate Communications (x8988).

Regards,

Seigo

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. No tender offer for the shares of OSI common stock has commenced at this time. The tender offer (the “Tender Offer”) will be made pursuant to a tender offer statement on Schedule TO

(including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) to be filed by Astellas Pharma Inc., Astellas US Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain a free copy of these materials, when available, and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained, when available, for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas may file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers will be available in the Schedule 14A to be filed today and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this communication that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information.

Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.

Letter from Astellas CEO to Astellas Employees sent via email from CEO and posted on Intranet

Dear Colleague,

I am writing to share some important news. This morning, Astellas announced its intention to acquire OSI Pharmaceuticals via a direct offer to the company’s stockholders. The proposal values OSI at approximately $3.5 billion on a fully diluted basis, which would not require Astellas to raise any financing.

OSI is a U.S.-based biotechnology company primarily focused on the discovery, development and commercialization of molecular targeted therapies addressing medical needs in oncology, diabetes and obesity. Its largest area of focus is oncology, where it has a leading cancer therapy, Tarceva, a small molecule inhibitor used in the treatment of patients with locally advanced or metastatic non-small cell lung cancer and pancreatic cancer.

Acquiring OSI supports our growth strategy in oncology by providing Astellas with an established oncology business in the U.S. and an expanded product portfolio and pipeline. OSI would also augment Astellas’ strong existing franchises in urology and immunology and provide immediate value for Astellas stockholders.

We believe there are significant benefits from OSI’s acquisition by Astellas, and that a combined entity would allow us to achieve the goal of discovering, developing and delivering novel medications for patients with unmet needs in the oncology space far better than each of our companies could do independently.

This is clearly a very exciting development, but one that might take some time. We have tried to engage with OSI’s board and management for the last 13 months, but they have not been willing to have a meaningful conversation with us. As such, we have taken our proposal directly to OSI’s stockholders. We will keep you up to date on our progress. More information is available in our press release, which we encourage you to read, and at www.oncologyleader.com/, a website we have built specifically for this transaction.

If you receive any questions from any external third parties please direct them to your Corporate Communications department.

Thank you for your continued hard work.

Yours sincerely,

Masafumi Nogimori

President and CEO

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. No tender offer for the shares of OSI common stock has commenced at this time. The tender offer (the “Tender Offer”) will be made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) to be filed by Astellas Pharma Inc., Astellas U.S. Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain a free copy of these materials, when available, and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained, when available, for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas may file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers will be available in the Schedule 14A to be filed today and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this communication that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information.

Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.

ASTELLAS EMPLOYEE FAQ – FOR INTERNAL PURPOSES ONLY (ON INTRANET)

1.	Who is OSI Pharmaceuticals?

•	OSI is a biotechnology company primarily focused on the discovery, development and commercialization of molecular targeted therapies addressing unmet medical needs in oncology, diabetes and obesity.

•	Headquartered in Long Island, New York, OSI also has facilities in Colorado, New Jersey and United Kingdom.

•	OSI’s primary focus is oncology and its flagship product is Tarceva (erlotinib), an HER 1/EGFR inhibitor marketed for treatment of 2nd and 3rd line non-small cell lung cancer and pancreatic cancer.

2.	Why is Astellas proposing to acquire OSI?

•	Supports Astellas’ stated growth strategy of becoming Global Category Leader in oncology – a high-priority therapeutic area for Astellas.

•	Provides Astellas with an established oncology business in the U.S. and an expanded product portfolio and pipeline that Astellas can grow globally.

•	Enhances Astellas’ strong track record in discovering, developing and delivering novel medications for patients with unmet medical needs.

•	Augments Astellas’ strong existing franchises in urology and immunology.

3.	What will be the structure of the new combined company? Will OSI be a division within Astellas? Will any jobs be lost as a result of the transaction?

•	While it is too early to discuss specifics we are committed to making this integration a success.

•

We are very excited about the potential of this transaction and we fully expect to integrate the strengths of OSI’s business and employees into our company as we have in the past with similar strategic acquisitions.

4.	When is the transaction going to happen? What are the next steps?

•	Under the U.S. Securities and Exchange Commission regulations OSI’s management has 10 business days to respond to our offer.

•	Astellas will then take the steps necessary to successfully complete its tender offer and the acquisition of OSI.

5.	What is a tender offer?

•	A tender offer is a solicitation to purchase some or all of the stockholders’ shares in a corporation.

•	The proposed transaction would require shareholder support from OSI’s stockholders in the form of tendering their shares into an offer.

6.	How is this different from the CV Therapeutics transaction last year?

•	Combining with OSI supports Astellas’ stated growth strategy of becoming a Global Category Leader in oncology – a high-priority therapeutic area for Astellas.

•

This combination will further Astellas’ position as a global pharmaceutical company with an established oncology business, greater commercialization capabilities, an expanded product portfolio and a strengthened pipeline.

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OSI Pharmaceuticals (“OSI”) common stock. No tender offer for the shares of OSI common stock has commenced at this time. The tender offer (the “Tender Offer”) will be made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) to be filed by Astellas Pharma Inc., Astellas U.S. Holding, Inc. and Ruby Acquisition, Inc. (collectively, “Astellas”) with the Securities and Exchange Commission (“SEC”). These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders may obtain a free copy of these materials, when available, and other documents filed by Astellas with the SEC at the website maintained by the SEC at www.sec.gov. The Offer to Purchase, Letter of Transmittal and other related Tender Offer materials may also be obtained, when available, for free by contacting the information agent for the Tender Offer, Georgeson Inc., at (212) 440-9800 for banks and brokers and at (800) 213-0473 for persons other than banks and brokers.

In connection with Astellas’ proposal to nominate directors at OSI’s annual meeting of stockholders, Astellas may file a proxy statement with the SEC. Investors and security holders of OSI are urged to read the proxy statement and other documents related to the solicitation of proxies filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders of OSI and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Astellas with the SEC in connection with the proxy solicitation, at the SEC’s website as described above. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Inc. at the numbers listed above.

Astellas and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding these directors and executive officers will be available in the Schedule 14A to be filed today and other documents filed by Astellas with the SEC as described above. Further information will be available in any proxy statement or other relevant materials filed with the SEC in connection with the solicitation of proxies when they become available.

No assurance can be given that the proposed transaction described herein will be consummated by Astellas, or completed on the terms proposed or any particular schedule, that the proposed transaction will not incur delays in obtaining the regulatory, board or stockholder approvals required for such transaction, or that Astellas will realize the anticipated benefits of the proposed transaction.

Statement on Cautionary Factors

Any statements made in this communication that are not statements of historical fact, including statements about Astellas’ beliefs and expectations and statements about Astellas’ proposed acquisition of OSI, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Astellas’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Factors that may materially affect such forward-looking statements include: Astellas’ ability to successfully complete the tender offer for OSI’s shares or realize the anticipated benefits of the transaction; delays in obtaining any approvals required for the transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule; and the failure of any of the conditions to Astellas’ tender offer to be satisfied.

Any information regarding OSI contained herein has been taken from, or is based upon, publicly available information. Although Astellas does not have any information that would indicate that any information contained herein is inaccurate or incomplete, Astellas has not had the opportunity to verify any such information and does not undertake any responsibility for the accuracy or completeness of such information. Astellas does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.